Exhibit 99.1

Contacts:

Investor Relations	Media Relations
Tina Romani	Lisa Stark
investorrelations@petco.com	Lisa.stark@petco.com

FOR IMMEDIATE RELEASE: March 26, 2025

Petco Health + Wellness Company, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

Expects Double-Digit Adjusted EBITDA Growth in 2025*

San Diego, March 26, 2025 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF) today announced its fourth quarter and full year 2024 financial results.

Q4 2024 Overview

•
Net revenue of $1.6 billion decreased 7.3% year over year inclusive of the negative impact from the loss of the 53rd week in 2023
•
Comparable sales increased 0.5% year over year
•
Gross profit of $589.3 million decreased 2.8% year over year compared to $606.3 million last year
•
GAAP net loss of $13.8 million compared to GAAP net loss of $22.6 million last year
•
Adjusted EBITDA1 of $96.1 million compared to $105.3 million last year

Full Year 2024 Overview

•
Net revenue of $6.1 billion decreased 2.2% year over year inclusive of the negative impact from the loss of the 53rd week in 2023
•
Comparable sales increased 0.3% year over year
•
Gross profit of $2.3 billion decreased 1.3% year over year compared to $2.4 billion last year
•
GAAP net loss of $101.8 million compared to GAAP net loss of $1.3 billion last year inclusive of a $1.2 billion non-cash goodwill impairment charge
•
Adjusted EBITDA1 of $336.5 million compared to $401.1 million last year
•
Operating cash flow of $177.7 million compared to $215.7 million last year
•
Free Cash Flow1 of $49.7 million compared to ($9.9) million last year

“Our results in the fourth quarter demonstrate the progress we’ve made to return Petco to retail operating excellence,” said Joel Anderson, Petco’s Chief Executive Officer. “While there is more work ahead, I am confident our new leadership team is well-positioned to build on this early momentum, deliver double-digit adjusted EBITDA improvement in 2025 and set the business up for sustainable profitable growth.”

Full Year 2025 Guidance

FY 2025 Guidance*
Net revenue	Down low single digits year over year
Adjusted EBITDA	$375 million to $390 million
Net interest expense	~$130 million
Capital expenditures	$130-140 million
Depreciation & amortization	~$200 million
Real estate	~20-30 net closures

First Quarter 2025 Guidance

Q1 2025 Guidance*
Net revenue	Down low single digits year over year
Adjusted EBITDA	$82 million to $83 million

*Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

(1)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on March 26, 2025 at approximately 4:30 PM Eastern Time to discuss the company’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through April 9, 2025 until approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We've consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, a life-changing independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we've helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q1 and full year 2025 guidance, operational reset of our business, our competitive positioning, profitability, cost action plans and associated cost-savings. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; and (xxii) the other risks, uncertainties and other factors identified under

“Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended	14 Weeks Ended		52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024	Percent Change	February 1, 2025	February 3, 2024	Percent Change
Net sales:
Products	$1,310,217	$1,420,713	(8%)	$5,116,891	$5,273,710	(3%)
Services and other	241,913	253,763	(5%)	999,571	981,574	2%
Total net sales	1,552,130	1,674,476	(7%)	6,116,462	6,255,284	(2%)
Cost of sales:
Products	811,204	903,156	(10%)	3,173,269	3,269,628	(3%)
Services and other	151,666	164,972	(8%)	618,791	631,821	(2%)
Total cost of sales	962,870	1,068,128	(10%)	3,792,060	3,901,449	(3%)
Gross profit	589,260	606,348	(3%)	2,324,402	2,353,835	(1%)
Selling, general and administrative expenses	571,872	606,182	(6%)	2,317,351	2,311,625	0%
Goodwill impairment	—	—	N/M	—	1,222,524	(100%)
Operating income (loss)	17,388	166	10,375%	7,051	(1,180,314)	N/M
Interest income	(1,278)	(326)	292%	(3,714)	(3,405)	9%
Interest expense	34,111	39,658	(14%)	143,531	150,909	(5%)
Loss on extinguishment and modification of debt	—	—	N/M	—	920	(100%)
Other non-operating loss (income)	1,000	—	N/M	(4,800)	(4,727)	2%
Loss before income taxes and income from equity method investees	(16,445)	(39,166)	(58%)	(127,966)	(1,324,011)	(90%)
Income tax expense (benefit)	2,504	(10,435)	N/M	(7,481)	(27,613)	(73%)
Income from equity method investees	(5,112)	(6,156)	(17%)	(18,669)	(16,188)	15%
Net loss attributable to Class A and B-1 common stockholders	$(13,837)	$(22,575)	(39%)	$(101,816)	$(1,280,210)	(92%)

Net loss per Class A and B-1 common share:
Basic	$(0.05)	$(0.08)	(40%)	$(0.37)	$(4.78)	(92%)
Diluted	$(0.05)	$(0.08)	(40%)	$(0.37)	$(4.78)	(92%)

Weighted average shares used in computing net loss per Class A and B-1 common share:
Basic	276,305	268,615	3%	273,410	267,549	2%
Diluted	276,305	268,615	3%	273,410	267,549	2%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	February 1, 2025	February 3, 2024
ASSETS
Current assets:
Cash and cash equivalents	$165,756	$125,428
Receivables, less allowance for credit losses[1]	40,425	44,369
Merchandise inventories, net	653,329	684,502
Prepaid expenses	53,515	58,615
Other current assets	60,594	38,830
Total current assets	973,619	951,744
Fixed assets, net	725,438	816,367
Operating lease right-of-use assets	1,302,346	1,384,050
Goodwill	980,064	980,297
Trade name	1,025,000	1,025,000
Other long-term assets	187,963	205,694
Total assets	$5,194,430	$5,363,152
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$492,878	$485,131
Accrued salaries and employee benefits	157,460	101,265
Accrued expenses and other liabilities	177,079	200,278
Current portion of operating lease liabilities	306,400	310,507
Current portion of long-term debt and other lease liabilities	5,346	15,962
Total current liabilities	1,139,163	1,113,143
Senior secured credit facilities, net, excluding current portion	1,578,091	1,576,223
Operating lease liabilities, excluding current portion	1,037,206	1,116,615
Deferred taxes, net	217,712	251,629
Other long-term liabilities	108,628	121,113
Total liabilities	4,080,800	4,178,723
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	239	231
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,280,495	2,229,582
Accumulated deficit	(1,149,059)	(1,047,243)
Accumulated other comprehensive (loss) income	(18,083)	1,821
Total stockholders’ equity	1,113,630	1,184,429
Total liabilities and stockholders' equity	$5,194,430	$5,363,152

(1)
Allowances for credit losses are $1,594 and $1,806, respectively
(2)
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 239.1 million and 231.2 million shares, respectively
(3)
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding – none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024
Cash flows from operating activities:
Net loss	$(101,816)	$(1,280,210)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	199,727	200,782
Amortization of debt discounts and issuance costs	4,896	4,972
Provision for deferred taxes	(30,492)	(53,549)
Equity-based compensation expense	50,212	81,859
Impairments, write-offs and losses on sale of fixed and other assets	8,790	2,833
Loss on extinguishment and modification of debt	—	920
Income from equity method investees	(18,669)	(16,188)
Amounts reclassified out of accumulated other comprehensive loss	(3,146)	(488)
Goodwill impairment	—	1,222,524
Non-cash operating lease costs	414,396	429,056
Other non-operating loss (income)	(4,800)	(4,727)
Changes in assets and liabilities:
Receivables	4,178	5,211
Merchandise inventories	30,767	(32,072)
Prepaid expenses and other assets	(3,960)	(8,009)
Accounts payable and book overdrafts	8,484	103,919
Accrued salaries and employee benefits	56,981	11,347
Accrued expenses and other liabilities	(12,455)	(8,495)
Operating lease liabilities	(418,219)	(446,981)
Other long-term liabilities	(7,201)	3,015
Net cash provided by operating activities	177,673	215,719
Cash flows from investing activities:
Cash paid for fixed assets	(127,990)	(225,598)
Cash paid for acquisitions, net of cash acquired	(629)	(6,725)
Cash paid for investments	(457)	—
Proceeds from investment	998	24,878
Proceeds from sale of assets	1,369	—
Cash received from partial surrender of officers' life insurance	2,806	—
Net cash used in investing activities	(123,903)	(207,445)
Cash flows from financing activities:
Borrowings under long-term debt agreements	201,000	273,000
Repayments of long-term debt	(201,000)	(348,000)
Debt refinancing costs	(3,028)	—
Payments for finance lease liabilities	(5,707)	(5,925)
Proceeds from employee stock purchase plan and stock option exercises	3,770	4,223
Tax withholdings on stock-based awards	(6,289)	(8,650)
Proceeds from issuance of common stock	2,500	—
Net cash used in financing activities	(8,754)	(85,352)

Net decrease in cash, cash equivalents and restricted cash	45,016	(77,078)
Cash, cash equivalents and restricted cash at beginning of period	136,649	213,727
Cash, cash equivalents and restricted cash at end of period	$181,665	$136,649

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

The tables below reflect the calculation of Adjusted EBITDA as applicable, for the thirteen and fifty-two weeks ended February 1, 2025 compared to the fourteen and fifty-three weeks ended February 3, 2024, respectively.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024 filed with the SEC on April 3, 2024 for additional information on Adjusted EBITDA.

(dollars in thousands)	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
Reconciliation of Net Loss Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net loss attributable to Class A and B-1 common stockholders	$(13,837)	$(22,575)	$(101,816)	$(1,280,210)
Add (deduct):
Interest expense, net	32,833	39,332	139,817	147,504
Income tax expense (benefit)	2,504	(10,435)	(7,481)	(27,613)
Depreciation and amortization	50,313	52,189	199,727	200,782
Income from equity method investees	(5,112)	(6,156)	(18,669)	(16,188)
Loss on debt extinguishment and modification	—	—	—	920
Goodwill impairment	—	—	—	1,222,524
Losses on sale of assets, impairments and write-offs	341	631	8,790	2,833
Equity-based compensation expense	9,507	17,428	50,212	81,859
Other non-operating loss (income)	1,000	—	(4,800)	(4,727)
Mexico joint venture EBITDA (1)	11,233	11,759	41,615	38,226
Acquisition and divestiture-related integration costs (2)	—	—	3,719	—
Other costs (3)	7,341	23,167	25,412	35,193
Adjusted EBITDA	$96,123	$105,340	$336,526	$401,103
Net sales	$1,552,130	$1,674,476	$6,116,462	$6,255,284
Net margin (4)	(0.9%)	(1.3%)	(1.7%)	(20.5%)
Adjusted EBITDA Margin	6.2%	6.3%	5.5%	6.4%

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the fifty-two weeks ended February 1, 2025 compared to the fifty-three weeks ended February 3, 2024.

(in thousands)	52 Weeks Ended	53 Weeks Ended
	February 1, 2025	February 3, 2024
Net cash provided by operating activities	$177,673	$215,719
Cash paid for fixed assets	(127,990)	(225,598)
Free Cash Flow	$49,683	$(9,879)

Non-GAAP Financial Measures Footnotes

(1)
Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(in thousands)	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Net income	$10,224	$12,311	$37,559	$32,375
Depreciation	6,536	7,070	27,360	26,141
Income tax expense	5,014	2,541	16,010	11,449
Foreign currency loss	176	557	169	1,520
Interest expense, net	516	1,039	2,131	4,966
EBITDA	$22,466	$23,518	$83,229	$76,451
50% of EBITDA	$11,233	$11,759	$41,615	$38,226

(2)
Acquisition and divestiture-related integration costs include direct costs resulting from acquiring, integrating, or divesting businesses. These include third-party professional and legal fees, losses on sales of divestitures, and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.
(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(4)
We define net margin as net loss attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.